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                                                                      EXHIBIT 2B
                                     BYLAWS

                                       OF

                              UNION CHEMICAL CORP.

                               ARTICLE I - OFFICES


      SECTION 1. The principal office for the transaction of the business of the Corporation is hereby fixed and located at:

                              UNION CHEMICAL CORP.
                                450 OCEAN TERRACE
                             STATEN ISLAND, NY 10301


      SECTION 2. The registered office to serve as the suppository of record as required by Nevada Revised Statute 78.090 is hereby fixed and located at:

                      1504 Highway #395 N. Suite #8-01000
                      Gardnerville, Douglas County, Nevada

      SECTION 3. The resident agent for the Corporation and street address for said resident agent shall be:

                      1ST CLASS ONLY
                      1504 Highway #395 N. Suite #8-01000
                      Gardnerville, Douglas County, Nevada

      SECTION 4. The Corporation may have offices, either within or without the State of Nevada as the Corporation may designate or as the business of the Corporation may require from time to time or as may be designated by these Bylaws.

                      ARTICLE II - MEETING OF STOCKHOLDERS

      SECTION 1. ANNUAL MEETINGS. Annual meetings of the stockholders for the election of directors and for other business as may be stated in the notice of the meeting, shall be held at any stated place, time and date, either within or without the State of Nevada, as the Board of Directors, by resolution shall determine and as set forth in the notice of the meeting. In the event the Board of Directors fails to so determine the time, date and place of the meeting, the annual meeting of stockholders shall be held at the registered office of the corporation in the State of Nevada on:
      Date of 1st annual stockholders meeting July 20th of 1998. If the date of the annual meeting shall fall upon a legal holiday, the so stated meeting shall be held on the next succeeding business day. At each annual meeting, the stockholders, entitled to vote, shall elect a board of directors and may transact other corporate business as shall be stated in the notice of the proposed meeting. Failure to hold the annual meeting shall not constitute the dissolution or forfeiture of the Corporation and a special meeting of the stockholders may take the place thereof if said special meeting is held within any limit of time as set by the Nevada Revised Statutes. The first board of directors appointed by the incorporator at the time of incorporation shall remain the Board of Directors until the first general stockholders meeting and election of directors are voted upon at that time.

      SECTION 2. VOTING - Each stockholder, entitled to vote, in accordance with the terms and provisions of the Articles of Incorporation and these Bylaws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by said stockholder, but no proxy shall be voted after three years from its date unless said proxy provides for a longer period set out by date at its inception,





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which in no case shall exceed seven (7) years from the date of its execution.
Upon the demand of any stockholder the vote, for directors and upon any question before the meeting, shall be so settled by ballot. All elections for directors shall be decided by plurality vote of all registered stockholders; all other questions shall be decided by majority vote of stockholders in attendance except as otherwise provided by the Articles of Incorporation, these bylaws and the laws of the State of Nevada.

         SECTION 3. STOCKHOLDER LIST. The officer who is in charge of the stock ledger of this Corporation shall at least ten days before each proposed meeting of stockholders, holding an election, prepare a complete alphabetically addressed list of the stockholders, entitled to vote, at the ensuing election, with the number of shares of stock held by each. Said list shall be open to the examination by any stockholder, for any purpose germane to the meeting during ordinary business hours for a period of at least ten days prior to the meeting at a place within the city where the meeting is to be held the location of which shall be specified in the notice of the so stated meeting. The list shall also be available for inspection by qualified stockholders at the meeting.

         SECTION 4. QUORUM. Except as otherwise required by law, by the Articles of Incorporation or by these Bylaws, the presence, in person or by proxy, of holders holding a majority of the stock of this Corporation, entitled to vote, shall constitute a quorum at any type of stockholders meeting. A majority in interest of the stockholders, entitled to vote, at so stated meeting, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock, represented by proxy or in person and entitled to vote, shall be present, but in the absence of a quorum, no other business may be transacted at so stated meeting. If a quorum is present at a meeting of the stockholders, the vote of a majority of the shares represented at said meeting shall be sufficient to legally bind the Corporation.

         SECTION 5. SPECIAL MEETING. Special meetings of the stockholders, for any purpose other than the election of directors, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the President or Secretary at the request in writing of a majority of the directors or stockholders entitled to vote. The aforesaid request shall state the purpose of the proposed meeting.

         SECTION 6. NOTICE OF MEETINGS. Written notice, stating the place, time and date of the proposed meeting and the general nature of the business to be considered, shall be given to each stockholder, entitled to vote, at their address as it appears on the records of the Corporation list of stockholders, not less than ten nor more than fifty days before the date of said meeting.

         SECTION 7. NOTICE AND WAIVER OF NOTICE. Whenever any notice is required by these Bylaws to be given, personal notice is not meant unless expressly state, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at their address as it appears on the records of this Corporation, and any and all notices shall be deemed to have been given on the day mailing was posted. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by statute. Whenever any notice whatever is required to be given under the provisions of any law, or under the provisions of the Articles of Incorporation or these Bylaws a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated herein, shall be deemed proper notice.

         SECTION 8. BUSINESS TRANSACTED. No business other than that stated in the notice shall be transacted at any meeting without the unanimous consent of all the stockholders, entitled to vote, at said meeting.

         SECTION 9. ACTION WITHOUT MEETING. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provisions of the statutes or the Articles of Incorporation or these Bylaws, the meeting and vote of stockholders may be dispensed with if all the stockholders who would have been entitled to vote upon said action, if said meeting were held, shall consent in writing to the corporate action being taken and these writings duly filed in the minutes of the next meeting by the Secretary of the Corporation.




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                             ARTICLE III - DIRECTORS


        SECTION 1. TERM AND INCREASE OR DECREASE OF NUMBER. The first Board of Directors, until the first annual meeting of stockholders and their successors are elected and qualify, shall be ONE (1) in number. The directors shall be elected at the annual meeting of stockholders and each director shall be elected to serve until the successor shall be elected and qualified. The number of elective positions as directors may not be less than three except when the number of beneficially owned stockholders of record are less than three. The number of elective positions as directors shall always equal the number of stockholders up to a total of five. The total number of available elective positions as directors, above the number of five, shall be determined by dividing the number of stockholders by one hundred. The number reached or fraction thereof, rounded upward to the nearest whole, shall be the added number of elective positions as directors. In all instances the number of elective positions as directors shall be determined by amendment of these Bylaws by the affirmative vote of a majority of the directors, though less than a quorum, or by the affirmative vote of a majority in interest of the stockholders, at the annual meeting or at a special meeting called for that purpose, and by like vote the additional directors may be chosen at said meeting to hold office until the next annual election and until their successors are elected and qualify. No decrease in number shall shorten the term of any director then in office. At no time shall the elective positions as directors exceed the number willing to serve.

        SECTION 2. RESIGNATIONS. Any director, member of a committee or other officer may resign at any time. Any resignation shall be made in writing and shall take effect at the time specified therein, and if no time is specified, at the time of its receipt by any officer of the Corporation. The acceptance of a resignation need not be necessary to make it effective.

        SECTION 3. VACANCIES. If the office of any director, member of a committee or other officer becomes vacant, the remaining directors in office, though less than a quorum by a majority vote, may appoint any qualified person or persons to fill said vacancy. The appointed person or persons shall hold office for the unexpired term until the duly elected successor(s) shall supersede. If the directors fail to elect, for any reason, a successor or successors to said vacancy or vacancies then the stockholders may act to do so at any stockholders meeting.

        SECTION 4. REMOVAL. Any director or directors may be removed either with or without cause at any time by the affirmative vote of the stockholders of the majority shares of stock outstanding and entitled to vote at a special meeting of the stockholders called for that purpose. The vacancies thus created may be filled at the meeting held for the purpose of removal by the affirmative vote of a majority in interest of the stockholders entitled to vote.

        SECTION 5. COMPENSATION. Directors shall not receive any stated salary for their services as directors or as members of committees, but by resolution of the board a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving this Corporation in any other capacity as an officer, agent or otherwise, and receiving compensation thereof.

        SECTION 6. ANNUAL MEETINGS. The annual meeting of the Board of Directors for the yearly election of officers and for other business as may be stated in the notice of the proposed meeting, shall be held at any stated place, time and date, either within or without the State of Nevada, as the Board of Directors, by resolution, shall determine and as set forth in the notice of said meeting, although at no time shall the annual meeting be held later than thirty days after the annual meeting of the stockholders for the election of the Board of Directors. At each annual meeting, the directors, entitled to vote, shall elect all the officers that shall serve for the following year.

        SECTION 7. VOTING. Each director, entitled to vote, in accordance with the terms and provisions of the Articles of Incorporation, these Bylaws and the laws of the State of Nevada shall be entitled to one vote, in person only and no write-in votes shall be acceptable unless approved by a majority vote of the directors present at the so stated meeting. The action, by vote of the majority of the directors present at a meeting at which a quorum is present, shall be the act and authorized directive of the Board of Directors.

        SECTION 8. PRESUMPTION OF ASSENT. A director of the Corporation who is present at a





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meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless the director's dissent shall be entered in the minutes of the meeting or unless a written dissent by said director to said action is filed with the person acting as secretary of the meeting before the adjournment thereof, or shall forward said dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of aforesaid meeting. The right to dissent shall not apply to a director who voted in favor of said action.

        SECTION 9. QUORUM. Except as otherwise required by law, by the Articles of Incorporation or by these Bylaws, the presence of a majority, in person of elected directors, entitled to vote, shall constitute a quorum, unless those directors unable to attend submit in writing their disapproval of said meeting, five (5) days before the aforementioned meeting is to be held, and these writings duly recorded by the Secretary of the Corporation.

        SECTION 10. SPECIAL MEETING. Special meeting of the Board of Directors, for any purpose, other than the election of officers, unless otherwise prescribed by statute, the Articles of Incorporation or Bylaws, may be called by the President or Secretary at the request in writing of a majority of the directors entitled to vote. The aforesaid request shall state the purpose of the proposed meeting.

        SECTION 11. NOTICE OF MEETINGS. Written notice, stating the place, time and date of the proposed meeting and the general nature of the business to be considered, shall be given to each director, entitled to vote, at their address as it appears on the records of this Corporation list of directors, not less than ten nor more than fifty days before the date of said meeting.

        SECTION 12. NOTICE AND WAIVER OF NOTICE. Whenever any notice is required by these Bylaws to be given, personal notice is not meant unless expressly state, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at their address as it appears on the records of this Corporation, and any and all notices shall be deemed to have been given on the day mailing was posted. Directors not entitled to vote shall be entitled to receive notice of any meetings except as otherwise provided by statute. Whenever any notice whatever is required to be given under the provisions of any law, or under the provisions of the Articles of Incorporation or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated herein, shall be deemed proper notice.

        SECTION 13. BUSINESS TRANSACTED. No business other than that stated in the notice of the meeting shall be transacted at any meeting without the unanimous consent of all the directors entitled to vote, at said meeting.

        SECTION 14. ACTION WITHOUT MEETING. Any action required or permitted to be taken at any proposed meeting of the Board of Directors, or any committee thereof in connection with any corporate action by any provisions of the statutes or the Articles of Incorporation or these Bylaws, may be taken without a meeting if prior to said action a written consent thereto is signed by all members of the board, or members of said committee who would have been entitled to vote upon said action. if said meeting were held, shall consent in writing to the corporate action being taken and these writings duly filed in the minutes of the next meeting by the Secretary of the Corporation.

                              ARTICLE IV - OFFICERS

        SECTION 1. OFFICERS. The officers of this Corporation shall consist of a president, a treasurer, and a secretary, and shall be elected by the Board of Directors and shall hold office until their successors are elected and qualified. In addition, the Board of Directors may elect a chairperson, one or vice presidents and any and all assistant secretaries and assistant treasurers as it may deem necessary and proper. None of the officers of this Corporation need be directors. The officers shall be elected at the first meeting of the Board of Directors after each annual meeting. More than one office may be held by the same person.

        SECTION 2. OTHER OFFICERS AND AGENTS. The Board of Directors may appoint all




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officers and agents as it may deem advisable, who shall hold their respective offices for there stated terms and shall exercise said power and perform said duties as shall be determined from time to time by the Board of Directors.

       SECTION 3. CHAIRPERSON. The Chairperson of the Board of Directors, if one be elected, shall preside over all meetings of the Board of Directors, and shall have and perform said duties as from time to time may be assigned by the Board of Directors.

       SECTION 4. PRESIDENT. The President shall be the chief executive officer of this Corporation and shall have the general powers and duties of supervision, direction, control, and management over the operation of the Corporation. The President shall preside at all meetings of the stockholders, if present, and if not present said meeting shall be presided over by the Chairperson of the Board of Directors. The President shall preside, in the absence or nonelection of the Chairperson of the Board of Directors, at all meetings of the Board of Directors if the President is also a director. Except as the Board of Directors shall authorize the execution thereof in some other manner, the President shall execute bonds, mortgages, and other contracts in behalf of this Corporation, and those shall be attested to by the signature of the Secretary or the Treasurer or an assistant secretary or an assistant treasurer.

       SECTION 5. VICE PRESIDENT. Each vice president shall have any and all powers as shall be assigned by the directors.

       SECTION 6. TREASURER. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to this Corporation. The Treasurer shall deposit all moneys and other valuables in the name and to the credit of this Corporation in those depositories as may be designated by the Board of Directors by resolution. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors or the President, taking proper vouchers for any and all disbursements. The Treasurer shall render to the President and Board of Directors at the regular meetings of the Board of Directors or whenever they may request it, an account of all transactions and of the financial condition of the Corporation. If required by the Board of Directors, and at the Corporation's expense, the Treasurer shall give the corporation a bond for the faithful discharge of duties in sufficient amount and with sufficient surety as the board shall prescribe. The Treasurer shall cause to be timely prepared and filed all necessary Federal, State, County and City income taxes, business licenses, sales tax returns and any and all other requirements of law to maintain the corpus of this Corporation before the courts of this land.

       SECTION 7. SECRETARY. The Secretary shall give, or cause to be given, notice of all proposed meetings of stockholders and directors, and all other notices required by law or by these Bylaws. In the case of the Secretary's absence or refusal or neglect to do so, any aforesaid notice may be given by any person thereunto directed by the President, or by the directors, or stockholders, upon whose requisition the said meeting is called as provided in these Bylaws. The Secretary shall record all the proceedings of the meetings of this Corporation and of directors in a book to be kept for that purpose and shall affix the seal or stamp to all instruments requiring it, when authorized by the directors or the President, and attested to by the same.

       SECTION 8. ASSISTANT TREASURERS & ASSISTANT SECRETARIES. Assistant treasurers and assistant secretaries, if any, shall be elected and shall have said powers and shall perform said duties as shall be assigned to them, respectively, by the Board of Directors.

                 ARTICLE V - ISSUED CORPORATE STOCK CERTIFICATES

       SECTION 1. CERTIFICATE OF STOCK. Every holder of stock in this Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation by, the Chairperson or Vice Chairperson of the Board of Directors, or the President or a vice president and the Treasurer or an assistant treasurer, or the Secretary or an assistant secretary of the Corporation, certifying the number of shares owned by the stockholder in this Corporation. If the Corporation shall be authorized to issue more than one class of stock or more than one series or any class, the designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof, and the






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qualifications, limitations, or restrictions of aforementioned preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Corporation shall issue to represent said class or series of stock except as otherwise provided in Nevada Revised Statutes CHAPTERS 78 and 80 of the Domestic and Foreign Corporation Laws and Nevada Revised Statutes CHAPTERS 90 and 91 of Securities Laws of the State of Nevada in lieu of the foregoing requirement, there may be set forth on the face or back of the certificate that this Corporation shall issue to represent said class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests so stated powers, designation, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of aforementioned preferences and/or rights. Where a certificate is countersigned
(1) by a transfer agent other than this Corporation or its employee, or (2) by a registrar other than this Corporation or its employee, the signatures of any and all officers may be facsimiles.

       SECTION 2. LOST CERTIFICATES. New certificates of stock may be issued in the place of any certificate therefore issued by this Corporation, alleged to have been lost or destroyed, and the directors may, in their discretion, require the owner of the lost or destroyed certificate or the owner's legal representatives to give the Corporation a bond, of a stated sum as they may direct, not exceeding double the value of the stock, to indemnify this Corporation against the reappearance of aforesaid certificate.

       SECTION 3. TRANSFER OF SHARES. The shares of stock of this Corporation shall be transferable only upon its books of record of corporate stockholders by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon said transfer the old certificates shall be surrendered to this Corporation by the delivery thereof to the designate, by whom they shall be canceled by stamp and puncture and filed as evidence of cancellation, and new certificates shall thereupon be issued. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

       SECTION 4. STOCKHOLDERS RECORD DATE. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any proposed meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, i.e., the date upon which a person must be a stockholder if he or she is to have the right to vote. Persons acquiring shares after the record date may not vote at the meeting unless they obtain a proxy from the person who sold the shares. The aforesaid record date shall not be more than fifty (50) nor less than ten (10) days before the day of so stated meeting, nor more than fifty (50) days prior to any so stated action. A determination of stockholders of record entitled to notice of or to vote at a proposed meeting of stockholders or aforesaid action shall apply to any adjournment of aforesaid meeting, provided however, that the Board of Directors shall fix a new record date for the adjourned meeting.

       SECTION 5. DIVIDENDS. Subject to the provisions of the Articles of Incorporation, the Board of Directors may, out of funds legally available, therefore at any regular or special meeting, declare dividends upon the capital stock of this Corporation as and when they deem expedient. Before declaring any dividends there may be set apart out of any funds of this Corporation available for dividends, all or any sums as the directors from time to time in their discretion deem proper working capital or as a reserve fund to meet contingencies or for equalizing dividends or for any other purpose as the directors shall deem conducive to the interests of the Corporation.



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                       ARTICLE VI - ACTIONS BY RESOLUTION

         SECTION 1. FISCAL YEAR. The fiscal year of this Corporation shall be determined by resolution of the Board of Directors and shall agree with the laws of these United States.

         SECTION 2. BANKING AND CHECKING. The selection of the banking institution to be used by this Corporation shall be determined by resolution of the Board of Directors. All checks, drafts, or other orders for the payment of money, notes, or other evidenced indebtedness issued in the name of this Corporation shall be signed or endorsed by an officer or officers, agent or agents of the Corporation, and in a manner that shall be determined by resolution of the Board of Directors.

                            ARTICLE VII - AMENDMENTS

         SECTION 1. AMENDING THESE BYLAWS. These Bylaws may be altered, amended or repealed, and new bylaws may be made, at any annual meeting of the stockholders or at any special meeting thereof if notice thereof is contained in the notice of aforesaid special meeting, by the affirmative vote, as specified by these Bylaws, of a majority of the stockholders holding stock issued and outstanding or entitled to vote thereat, or by the regular meeting of the Board of Directors, and by the affirmative vote of a majority of the Board of Directors, as specified by these Bylaws, if notice thereof is contained in the notice of aforesaid meeting.

                        ARTICLE VIII - GENERAL PROVISIONS

         SECTION 1. SEVERABILITY OF PROVISIONS. Whenever possible, each provision of these Bylaws shall be interpreted in such a manner as to be effective and valid under applicable law. However, if any provision of these Bylaws shall be held to be prohibited by or invalid under any law, it shall be deemed modified to conform to the minimum requirements of said law or, if for any reason it is not deemed so modified, it shall be prohibited or invalid only to the extent of said prohibition or invalidity without the remainder thereof or any other said provision of these Bylaws being prohibited or invalid.


         SECTION 1. PERSONAL LIABILITY. No director or officer of this Corporation shall be personally liable to this Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act of omission of any said director or officer, provided, however, that the foregoing provision shall not eliminate or limit the liability of said director or officer (i) for any acts or acts of omission which involve intentional misconduct, fraud or a knowing violation of the law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation of the personal liability of any director or officer of this Corporation for overt acts or acts of omissions prior to aforesaid repeal or modification.

         SECTION 3. INDEMNITY. Every director, officer, agent or employee of the Corporation shall be indemnified by the Corporation against all expenses and liabilities, including counsel fees and court costs, reasonably incurred by or imposed upon the indemnified party in connection with any proceeding to which they may be a party, or in which they may become involved, by reason of their being or having been a director, officer, agent or employee of the Corporation. Whether they are or were serving at the request of the Corporation as a director, officer, agent or employee of the Corporation or divisions of the Corporation at the time said expenses were incurred, except in such cases wherein the director, officer, agent or employee of the Corporation is adjudged guilty of willful misfeasance or malfeasance in the performance of duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation.

         SECTION 4. INSPECTION OF CORPORATE RECORDS. The stock register or duplicate stock




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    register, the books of account, records of proceedings of the stockholders and directors and the original or a certified copy of these Bylaws shall be open to inspection upon the written demand made upon the President, Secretary or assistant secretary by any stockholder or the holder of a voting trust certificate, in person or by an agent or attorney showing written legal proof of representation (power of attorney) of said person holding at least five percent (5%) of all outstanding shares of stock and shall include the right to make extracts, at their expense, at a reasonable time and date during usual business hours within five (5) days from the date of the request, and shall state the reason for which inspection is requested. This inspection may be refused and denied to a stockholder or other person, under Nevada Revise Statute 78.105 Section 4, upon their refusal to furnish to the Corporation an affidavit that the inspection is not desired for a purpose which is in the interest of a business or object other than the business of the Corporation and that they have not at any time sold or offered for sale any list of stockholders of any domestic or foreign corporation or aided or abetted any person in procuring any such record of stockholders for any such purpose.

         SECTION 5. ANNUAL REPORT. The Board of Directors shall cause to be sent to the stockholders not later than one hundred twenty (120) days after the close of the fiscal year, as established under Article V Section 1 of these Bylaws, an annual report duly approved by the officers of this Corporation.